UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

Compuware Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 24, 2013, the Board of Directors (the "Board") of Compuware Corporation (the “Company”) approved amendments to each of the Compuware Corporation Amended and Restated 2007 Long Term Incentive Plan and the 2007 Long Term Incentive Plan.  The amendments provide that a "Change in Control" thereunder includes the current members of the Board and their approved successors ceasing to constitute a majority of the Board.

Copies of the amendments are attached hereto as Exhibits 10.143 and 10.144 are hereby incorporated herein by reference. The above descriptions of the amendments are intended to be only a brief summary of the material terms of each amendment and are qualified in their entirety by reference to the copies filed as exhibits with this Form 8-K.  A copy of the Amended and Restated 2007 Long Term Incentive Plan is included as Attachment A to the Company's proxy statement filed on July 14, 2011, and the 2007 Long Term Incentive Plan is included as Appendix A to the Company's proxy statement filed on July 24, 2007.

Item 8.01. Other Events.

On January 25, 2013, the Company issued a press release announcing (i) the Board's determination with respect to the previously announced proposal from Elliott Management Corporation to acquire all of the outstanding shares of the Company for $11.00 per share and (ii) announcing certain value creation actions.  A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.143	Amendment No. 2 to Amended and Restated 2007 Long Term Incentive Plan, dated January 24, 2013

10.144	Amendment No. 3 to 2007 Long Term Incentive Plan, dated January 24, 2013

99.1	Press Release, dated January 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: January 29, 2013	By:	/s/ Laura L. Fournier
Laura L. Fournier
Executive Vice President and Chief Financial Officer